UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 1, 2015, The Providence Service Corporation, or Providence, announced that the Board of Directors of Providence has appointed David Shackelton as Senior Vice President and Chief Financial Officer.

Mr. Shackelton, age 30, has served as Chief Financial Officer on an interim basis since August 6, 2015, and as Vice President, Head of Corporate Development, from February 17, 2014 through August 5, 2015. Prior to joining Providence, he served as a private equity investment professional at Mill Road Capital in 2013 and at The Blackstone Group from 2008 to 2011. Mr. Shackelton has a B.A. in Economics from Yale University and a M.B.A. from Stanford Graduate School of Business. In connection with his appointment as Chief Financial Officer, Mr. Shackelton’s base salary was increased to $450,000 per year.

Mr. Shackelton is the brother of Chris Shackelton, the Chairman of the Board of Providence. David Shackelton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 1, 2015, Providence issued a press release announcing the appointment of Mr. Shackelton as described herein, which is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

(d) Exhibits

99.1	Press release, dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 1, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer